EXHIBIT 10.30
-------------







                           URBAN SHOPPING CENTERS

                       DEFERRED CASH COMPENSATION PLAN
                       -------------------------------

                         (effective August 1, 1998)



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                              TABLE OF CONTENTS

SECTION 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    i
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . .    i
        1.1.  Background . . . . . . . . . . . . . . . . . . . . . . .    1
        1.2.  Purpose. . . . . . . . . . . . . . . . . . . . . . . . .    1
        1.3.  Effective Date . . . . . . . . . . . . . . . . . . . . .    1
        1.4.  Operation and Administration . . . . . . . . . . . . . .    1
        1.5.  Plan Year. . . . . . . . . . . . . . . . . . . . . . . .    1
        1.6.  Applicable Law . . . . . . . . . . . . . . . . . . . . .    1
        1.7.  Gender and Number. . . . . . . . . . . . . . . . . . . .    2
        1.8.  Notices. . . . . . . . . . . . . . . . . . . . . . . . .    2
        1.9.  Form and Time of Elections . . . . . . . . . . . . . . .    2
        1.10.  Benefits Under Qualified Plans. . . . . . . . . . . . .    2
        1.11.  Evidence. . . . . . . . . . . . . . . . . . . . . . . .    2
        1.12.  Action by Affiliated Company. . . . . . . . . . . . . .    2

SECTION 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
        Participation. . . . . . . . . . . . . . . . . . . . . . . . .    2
        2.1.  Participant. . . . . . . . . . . . . . . . . . . . . . .    2
        2.2.  Plan Not Contract of Employment. . . . . . . . . . . . .    3
        2.3.  Restricted Participation . . . . . . . . . . . . . . . .    3

SECTION 3. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        Service. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
        3.1.  Year of Service. . . . . . . . . . . . . . . . . . . . .    3
        3.2.  Hour of Service. . . . . . . . . . . . . . . . . . . . .    4

SECTION 4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
        Participant  Deferral Elections. . . . . . . . . . . . . . . .    4
        4.1.  Deferral Election. . . . . . . . . . . . . . . . . . . .    4
        4.2.  Revocation of Deferral Election and
              Suspension of Participation. . . . . . . . . . . . . . .    7
        4.3.  Eligible Compensation and Bonus. . . . . . . . . . . . .    7

SECTION 5. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
        Supplemental Employer-Provided Plan Benefit. . . . . . . . . .    7
        5.1.  Matching Account . . . . . . . . . . . . . . . . . . . .    7
        5.2.  Core Award Account . . . . . . . . . . . . . . . . . . .    8



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SECTION 6. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
        Plan Accounting. . . . . . . . . . . . . . . . . . . . . . . .    8
        6.1.  Accounts . . . . . . . . . . . . . . . . . . . . . . . .    8
        6.2.  Adjustment of Accounts . . . . . . . . . . . . . . . . .    9
        6.3.  Crediting Under Deferral Election. . . . . . . . . . . .    9
        6.4.  Crediting of Matching Amounts. . . . . . . . . . . . . .    9
        6.5.  Crediting of Core Award Amounts. . . . . . . . . . . . .    9
        6.6.  Investment Benchmarks. . . . . . . . . . . . . . . . . .    9
        6.7.  Statement of Accounts. . . . . . . . . . . . . . . . . .   10

SECTION 7. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
        Payment of Account Balances. . . . . . . . . . . . . . . . . .   10
        7.1.  General. . . . . . . . . . . . . . . . . . . . . . . . .   10
        7.2.  Distribution Election. . . . . . . . . . . . . . . . . .   10
        7.3.  Determination of Vested Interest . . . . . . . . . . . .   10
        7.4.  Termination Date . . . . . . . . . . . . . . . . . . . .   11
        7.5.  Beneficiary. . . . . . . . . . . . . . . . . . . . . . .   11
        7.6.  Distributions to Disabled Persons. . . . . . . . . . . .   12
        7.7.  Benefits May Not be Assigned . . . . . . . . . . . . . .   12
        7.8.  Offset . . . . . . . . . . . . . . . . . . . . . . . . .   12
        7.9.  Withdrawal Election. . . . . . . . . . . . . . . . . . .   12

SECTION 8. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        Change in Control. . . . . . . . . . . . . . . . . . . . . . .   13
        8.1.  Distribution on Change in Control. . . . . . . . . . . .   13
        8.2.  Change in Control Definition . . . . . . . . . . . . . .   13

SECTION 9. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
        Source of Benefit Payments . . . . . . . . . . . . . . . . . .   14
        9.1.  Liability for Benefit Payments . . . . . . . . . . . . .   14
        9.2.  No Guarantee . . . . . . . . . . . . . . . . . . . . . .   14

SECTION 10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        Committee. . . . . . . . . . . . . . . . . . . . . . . . . . .   15
        10.1.  Powers of Committee . . . . . . . . . . . . . . . . . .   15
        10.2.  Delegation by Committee . . . . . . . . . . . . . . . .   15
        10.3.  Information to be Furnished to Committee. . . . . . . .   15
        10.4.  Liability and Indemnification of Committee. . . . . . .   15
        10.5.  Action by Committee . . . . . . . . . . . . . . . . . .   15

SECTION 11 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        Amendment and Termination. . . . . . . . . . . . . . . . . . .   16




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                           URBAN SHOPPING CENTERS
                       DEFERRED CASH COMPENSATION PLAN
                       -------------------------------

                                  SECTION 1
                                  ---------

                                   General
                                   -------

      1.1. BACKGROUND. Urban Shopping Centers, Inc., a Maryland corporation (the "REIT"), is the general partner of Urban Shopping Centers, L.P. (the "Partnership"), an Illinois limited partnership. The Partnership indirectly owns substantially all of the preferred stock of Urban Retail Properties Co. (the "Management Company"), a Delaware corporation. The REIT, the Partnership, and the Management Company are each referred to individually as an "Affiliated Company," and collectively as the "Affiliated Companies."

      1.2. PURPOSE. The Urban Shopping Centers Deferred Cash Compensation Plan (the "Plan") has been established by the REIT so that it and each of the Affiliated Companies which, with the consent of the REIT, adopts the Plan, may provide eligible employees of the Affiliated Companies with an opportunity to build additional financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.
The Affiliated Companies, the employees of which participate in the Plan, are referred to below, collectively, as the "Employers" and individually as an "Employer."

      1.3.  EFFECTIVE DATE.  The "Effective Date" of the Plan is August 1,
1998.

      1.4. OPERATION AND ADMINISTRATION. Except as provided otherwise in this subsection 1.4, the authority to control and manage the operation and administration of the Plan shall be vested in a committee appointed by the Board of Directors of the REIT (the "Committee"). In controlling and managing the operation and administration of the Plan, the Committee shall have the rights, powers and duties set forth in Section 10. Capitalized terms in the Plan shall be defined as set forth in the Plan.

      1.5. PLAN YEAR. The term "Plan Year" means the calendar year; provided that the first Plan Year shall be the period beginning on the Effective Date and ending December 31, 1998.

      1.6. APPLICABLE LAW. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.



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      1.7.  GENDER AND NUMBER.  Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

      1.8. NOTICES. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed to the Committee, in care of the REIT, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

      1.9. FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed at such times, in such form, and subject to such restrictions and limitations as the Committee shall require.

      1.10.  BENEFITS UNDER QUALIFIED PLANS.  Compensation of any
Participant that is deferred under the Plan, and benefits payable under the Plan, shall be disregarded for purposes of determining the benefits under any plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986.

      1.11. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

      1.12. ACTION BY AFFILIATED COMPANY. Any action required or permitted to be taken by an Affiliated Company which is a corporation shall be by resolution of its board of directors or by a duly authorized officer of such company. Any action required or permitted to be taken by an unincorporated Affiliated Company under the Plan shall be made by writing adopted or executed by its authorized partner or sole proprietor or by a person or persons authorized in writing by its authorized partner or sole proprietor.


                                  SECTION 2
                                  ---------

                                Participation
                                -------------

      2.1. PARTICIPANT. Subject to the terms of the Plan, each employee of an Employer shall become a Participant in the Plan on the first day of the first calendar quarter coincident with or following the Effective Date on which he meets each of the following requirements:

      (a)   he has completed one Year of Service (as defined in subsection
3.1);

      (b)   he is a "Highly-Compensated Employee;" and


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      (c)   he is not a member of a collective bargaining unit, unless the
Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement.

An employee shall be a "Highly Compensated Employee" for any Plan Year if he (i) was a 5-percent owner (as defined in section 414(q)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) of an Affiliated Company at any time during the Plan Year or the preceding Plan Year, or
(ii) for the preceding Plan Year, he had compensation from an Affiliated Company in excess of $80,000 (indexed for cost-of-living adjustments under section 415(d), in accordance with section 414(q)(1)). For purposes of determining whether an individual is "Highly Compensated" under this section 2.1, "compensation" shall be determined in accordance with section 414(q)(4) of the Code. Notwithstanding the foregoing provisions of this subsection 2.1, if an individual is employed or reemployed by an Employer on or after the first day of the quarter coincident with or next following the date on which he first meets the requirements of paragraphs (a), (b) and (c) above, he shall become a Participant in the Plan immediately upon meeting the requirements of paragraph (b) and paragraph (c) above, if he then has credit for at least one Year of Service.

      2.2. PLAN NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

      2.3. RESTRICTED PARTICIPATION. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants (or payment of benefits to any Beneficiary) shall cause the Plan as applied to any Affiliated Company to be subject to
Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, all vested Accounts of such Participant under the Plan shall be, in the discretion of the Committee, immediately paid to such Participant (or Beneficiary, if applicable), or shall otherwise be segregated from the Plan, and such Participant(s) (or Beneficiary(ies)) shall cease to have any interest under the Plan.



                                  SECTION 3
                                  ---------

                                   Service
                                   -------

      3.1. YEAR OF SERVICE. For purposes of subsection 2.1, the term "Year of Service" means, with respect to any individual, each 12-consecutive month period beginning on the date on which the individual first completes an Hour of Service and subsequent anniversaries thereof, during which the individual completes at least 1,000 Hours of Service (as defined in subsection 3.2).



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      3.2.  HOUR OF SERVICE.  The term "Hour of Service" means, with respect to any individual:

      (a) each hour for which he is paid or entitled to payment for the performance of duties for an Affiliated Company;

      (b) each hour for which back pay, irrespective of mitigation of damages, has been awarded to the individual or agreed to by an Affiliated Company; and

      (c) each hour for which he is directly or indirectly paid or entitled to payment by an Affiliated Company during any period of time for which he performs no duties for the Affiliated Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that:

            (i) he shall be credited with 8 Hours of Service per day (up to a maximum of 40 Hours of Service per week) for any period during which he performs no duties for an Affiliated Company;

            (ii) he shall not be credited with more than 501 Hours of Service for any single continuous period during which he performs no duties for an Affiliated Company; and

            (iii) payments considered for this purpose shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically-related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.


                                  SECTION 4
                                  ---------

                       Participant  Deferral Elections
                       -------------------------------

      4.1. DEFERRAL ELECTION. A Participant may elect to defer payment of all or a portion of his or her Eligible Compensation and Bonus pursuant to the terms of a separate "Deferral Election" with respect to such Eligible Compensation or Bonus. A Participant's Deferral Election shall be subject to the following:

      (a) An individual who, prior to the beginning of any Plan Year satisfies, or who as of the first day of the Plan Year will have satisfied, the requirements of Subsection 2.1 shall be eligible to file a Deferral Election with respect to his Eligible Compensation (as defined in subsection 4.3) for that

            Plan Year. Such Deferral Election shall be filed during the "Eligible Compensation Annual Election Period" applicable to such Plan Year. The "Eligible Compensation Annual Election Period" for a given Plan Year shall be the period beginning on December 1 and ending on December 15 of the Plan Year immediately preceding the Plan Year to which the election applies; provided that, for the Plan Year beginning on the Effective Date and ending on December 31, 1998, the "Eligible Compensation Annual Election Period" shall be the period beginning on July 9, 1998 and ending on July 31, 1998. Such Deferral Election for a Plan Year shall be at a percentage rate (in whole multiples of one percent) of not less than 2 percent and not more than 25 percent of the Participant's Eligible Compensation for the Plan Year.

      (b) An individual who prior to the beginning of any Plan Year satisfies, or who as of the first day of the Plan Year will have satisfied, the requirements of subsection 2.1 shall be eligible to file a Deferral Election with respect to his Bonus (as defined in subsection 4.3) for that Plan Year. Such Deferral Election shall be filed during the "Bonus Annual Election Period" applicable to such Plan Year. The "Bonus Annual Election Period" for a given Plan Year shall be the period beginning on June 15 and ending on June 30 of the Plan Year preceding the Plan Year to which the election applies; provided that for the Plan Year beginning on January 1, 1999, the "Bonus Annual Election Period" shall be the period beginning on July 9, 1998 and ending on July 31, 1998. Such Deferral Election for a Plan Year shall be at a percentage rate (in whole multiples of one percent) of not less than 2 percent and not more than 100 percent of the Participant's Bonus for the Plan Year or shall be for a specified dollar amount, but not less than $2,500; provided that if the dollar amount elected is greater than the amount of the Bonus, then the Deferral Election shall be limited to 100 percent of the Participant's Bonus for the Plan Year.

      (c) An individual who, as of the beginning of any Plan Year, has not satisfied the requirements of a Participant for the Plan Year, but who becomes a Participant during the Plan Year, shall be eligible to file a Deferral Election with respect to his Eligible Compensation and Bonus for that Plan Year, subject to the limits of paragraph 4.1(e). Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Committee) after he first becomes a Participant for the year.

      (d) If the Plan first becomes effective with respect to the employees of any Employer during any Plan Year, and an employee of that Employer becomes a Participant on the date the Plan becomes effective, such employee shall be eligible to file a Deferral Election with respect to Eligible Compensation and Bonus for that Plan Year, subject to the limits of paragraph 4.1(e). Such Deferral Election shall be filed within thirty days (or such shorter period as may be specified by the Committee) after the date the Plan becomes effective.

      (e) To the extent elected by a Participant, and subject to the terms of the Plan, a Participant's Deferral Election for Eligible Compensation and Bonus with respect to any Plan Year shall apply to his Eligible Compensation and Bonus for that Plan Year and shall remain in effect for any subsequent Plan Year, unless a Participant files a new Deferral Election in accordance with paragraphs 4.1(a) or 4.1(b) as applicable, discontinues participation in accordance with subsection 4.2, or is no longer an employee of an Employer. The terms of a Deferral Election shall be subject to any conditions and limitations that may be imposed by the Committee. Except as otherwise provided in this subsection
4.1 or in subsection 4.2, a Deferral Election shall be irrevocable for the Plan Year to which it applies. In no event may a Deferral Election cover Eligible Compensation or Bonus earned prior to the date the election is completed and filed in accordance with the Plan.

      (f) Each Deferral Election shall be automatically revoked as of the date on which a Change in Control, as defined in subsection 8.2, occurs, and no new Deferral Election shall be accepted for any date after the date of a Change in Control.

      (g) Subject to the terms of the Plan, the Participant shall specify, as part of his Deferral Election, and in accordance with subsection 7.2, the date on which amounts which may become payable from the Plan shall become distributable. A Participant may defer payment until (i) his or her Termination Date or (ii) the first day of the calendar year next following his or her Termination Date. Any election with respect to the time of payment shall apply to all amounts payable under the Plan and shall remain in effect until superseded by a subsequent election, made during a subsequent Eligible Compensation Annual Election Period or Bonus Annual Election Period. Any such change in election with respect to the time of payment shall not be effective until the first day of the second Plan Year after the Annual Election Period in which it is made.

      (h) Subject to the terms of the Plan, the Participant shall specify, as part of his Deferral Election, and in accordance with subsection 7.2, the method of distribution of amounts which may become payable from the Plan. The Participant may elect a payment in the form of a single lump sum or in the form of annual installments over a period not to exceed ten years. Any election with respect to the method of payment shall apply to all amounts payable under the Plan and shall remain in effect until superseded by a subsequent election, made during a subsequent Eligible Compensation Annual Election Period or Bonus Annual Election Period. Any such change in election with respect to the form of payment shall not be effective until the first day of the second Plan Year after the Annual Election Period in which it is made.

      4.2. REVOCATION OF DEFERRAL ELECTION AND SUSPENSION OF PARTICIPATION. A Participant may revoke his Deferral Election with respect to his Eligible Compensation or may revoke his Deferral Election with respect to his Bonus for any Plan Year by notifying the Committee of such revocation in writing, in such form and at such time as the Committee may require. Upon any such revocation, no further deferrals will be made from the Participant's Eligible Compensation or Bonus, whichever is applicable, for that Plan Year. A Participant who has revoked his Deferral Election with respect to Eligible Compensation during a Plan Year may not again defer the receipt of Eligible Compensation, and a Participant who has revoked his Deferral Election with respect to his Bonus during a Plan Year may not again defer the receipt of Bonus, until the next following Plan Year, by filing the applicable Deferral Election with the Committee in accordance with the requirements of subsection 4.1; provided, that he will be eligible to defer the receipt of Eligible Compensation or Bonus during the next such Plan Year only if he is then eligible to participate in the Plan accordance with subsection 2.1 on the first day of such Plan Year.

      4.3. ELIGIBLE COMPENSATION AND BONUS. For purposes of the Plan, a Participant's "Eligible Compensation" from any Employer for any period means compensation otherwise payable to him by the Employer which is reported on the Participant's Form W-2, Wage and Tax Statement for federal income tax purposes, decreased by the amount of any bonuses, overtime, or other special allowances otherwise included in such compensation and increased by the amount that such compensation is reduced pursuant to a salary reduction agreement under a qualified profit sharing plan maintained by the Employer that meets the requirements of section 401(k) of the Code or under a cafeteria plan that is maintained by the Employer that meets the requirements of section 125 of the Code. "Bonus" for any period means the cash bonus otherwise payable to a Participant by the Employer. Notwithstanding the foregoing, the amount of Eligible Compensation plus Bonus from all Employers taken into account for determining the amount credited to a Participant's Core Award Account in a Plan Year in accordance with subsection 5.2 shall not exceed $160,000 in any Plan Year, or such other amount which, if the Plan were a tax-qualified retirement plan under section 401(a) of the Code, would apply to the Plan for such Plan Year under section 401(a)(17) of the Code and applicable United States treasury regulations thereunder.



                                  SECTION 5
                                  ---------

                 Supplemental Employer-Provided Plan Benefit
                 -------------------------------------------

      5.1. MATCHING ACCOUNT. For each Plan Year, each Employer shall credit to a "Matching Account" established on behalf of each Participant employed by such Employer an amount equal to the lesser of (i) 10 percent of that portion of the amount deferred under the Participant's Deferral Election made with respect to such Participant's Eligible Compensation and

Bonus for such Plan Year or (ii) $1,000; provided that if the limit on elective deferrals under cash or deferred arrangements under section 402(g)(1) of the Code and applicable United States treasury regulations thereunder (the "402(g) Limit") is adjusted in any Plan Year, then the $1,000 limit in clause (ii) shall be adjusted to be 10 percent of the 402(g) Limit for the Plan Year. Notwithstanding the foregoing, for the Plan Year beginning on the Effective Date and ending on December 31, 1998, the amount credited to a Participant's Matching Account in accordance with this subsection 5.1 shall be the lesser of (i) 10 percent of that portion of the amount deferred under the Participant's Deferral Election made with respect to such Participant's Eligible Compensation and Bonus for such Plan Year or (ii) $480.

      5.2. CORE AWARD ACCOUNT. For each Plan Year, each Employer shall credit to a "Core Award Account" established on behalf of each Participant employed by such Employer an amount, if any, equal to the percentage of such Participant's Eligible Compensation and Bonus, which is the same percentage of compensation contributed by such Employer as a core award on behalf of its employees under the JMB Realty Corporation Employees' Savings Plan for such Plan Year; provided that a Participant's Core Award Account will be credited in accordance with the foregoing provisions of this subsection 5.2 only if such Participant has completed at least 1,000 Hours of Service in such Plan Year and fulfills at least one of the following requirements:

      (a) he is employed by an Affiliated Company on the last day of the Plan Year;

      (b) he died during the Plan Year while in the employ of an Affiliated Company; or

      (c) he attained at least age 55 year in the Plan Year while in the employ of an Affiliated Company.


                                  SECTION 6
                                  ---------

                               Plan Accounting
                               ---------------

      6.1. ACCOUNTS. The Committee shall establish the following Accounts for each Participant which will reflect the amounts to which the Participant may become entitled under the Plan, and such Accounts shall be adjusted in accordance with subsection 6.2. If a Participant's Bonus or Eligible Compensation, which is subject to deferral under Section 4 or which is the basis for crediting supplemental amounts under Section 5, would otherwise be payable from more than one Employer, a separate Account, as applicable to the type of deferral or supplemental amount, shall be established for the Participant with respect to the Eligible Compensation or Bonus from each such Employer:

      (a)   a "Deferral Account" reflecting any deferred Eligible
Compensation and Bonus credited to the Account in accordance with subsection 6.3;

      (b) a "Matching Account" reflecting the amount of any matching amounts attributable to deferred Eligible Compensation and Bonus credited to the Account in accordance with subsection 6.4; and

      (c) a "Core Award Account" reflecting the amount of any discretionary core award amounts credited to the Account in accordance with subsection 6.5.

      6.2. ADJUSTMENT OF ACCOUNTS. Each Account shall be adjusted in accordance with this Section 6 in a uniform manner as of such periodic "Accounting Dates" as may be determined by the Committee from time to time (which Accounting Dates shall be not less frequent than quarterly). The date of a Change in Control shall be an Accounting Date. As of each Accounting Date, the balance of each Account shall be adjusted as follows:

      (a) FIRST, credit to the Account balance the amount to be credited to that Account in accordance with subsection 6.3. 6.4. or 6.5, as applicable to that Account, that has not previously been credited;

      (b) THEN, adjust the Account balance to reflect the gain or loss that would have been experienced if the Account had been invested in the applicable Investment Benchmark as described in subsection 6.6; and

      (c) THEN, charge to the Account balance the amount of any distributions or withdrawals under the Plan with respect to that Account that have not previously been charged.


      6.3. CREDITING UNDER DEFERRAL ELECTION. The balance of a Participant's Deferral Account for any period shall be credited, in accordance with the provisions of paragraph 6.2(a), with the amount by which his or her Eligible Compensation for that period is reduced pursuant to a Deferral Election and the amount by which his or her Bonus for that period is reduced pursuant to a Deferral Election. Such crediting shall occur as of the date on which such Eligible Compensation or Bonus, as applicable, would otherwise have been paid to the Participant by the Employer were it not for the reduction made pursuant to the applicable Deferral Election or, if such date is not an Accounting Date, as of the first Accounting Date occurring thereafter.

      6.4. CREDITING OF MATCHING AMOUNTS. The amount to which a Participant may become entitled under section 5.1 as a matching amount attributable to the Participant's Eligible Compensation Deferral Election or Bonus Deferral Election shall be credited to the Participant's Matching Account on the same Accounting Date as the amounts attributable to the Participant's applicable Deferral Elections are credited to the Participant's Deferral Account, as determined in accordance with subsection 6.3.

       6.5. CREDITING OF CORE AWARD AMOUNTS. The amount to which a Participant may become entitled under section 5.2 as a core award amount shall be credited to the Participant's Core Award Account on the Accounting Date coincident with or next following the last day of the Plan Year.

      6.6. INVESTMENT BENCHMARKS From time to time the Committee shall designate one or more "Investment Benchmarks" (such as money market funds, bond funds, and common stock funds) which shall be used for purposes of determining the amount of hypothetical earnings (or losses, as applicable) that may be credited to Participants' Accounts. Prior to each accounting period, and in accordance with such rules as are established by the Committee, a Participant shall select the Investment Benchmark(s) which shall be used for purposes of adjusting his Account balances for such period in accordance with paragraph 6.2(b). Subject to paragraph (d) of
Section 11, the Committee may modify the Investment Benchmarks available at any time; provided, however, that the Committee may not retroactively eliminate an Investment Benchmark.

      6.7. STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, and at such other times as determined by the Committee, the Committee shall provide each Participant having one or more Accounts under the Plan with a statement of the transactions in his or her Accounts during that year and his or her Account balances as of the end of the year.

      6.8. TAX WITHHOLDING. For each Plan Year in which a Participant elects to defer payment of a Bonus or Eligible Compensation, the Employer of the Participant shall withhold from that portion of the Participant's Eligible Compensation, Bonus and other compensation that is not being deferred and is otherwise payable to the Participant, in a manner determined by the Employer, the Participant's share of FICA and other employment taxes on such deferred Bonus and Eligible Compensation. If necessary, the Committee may reduce the amount of the Bonus and Eligible Compensation to be deferred in order to comply with this section 6.8. All distributions made to a Participant pursuant to Section 7 are subject to withholding of all applicable taxes.


                                  SECTION 7
                                  ---------

                         Payment of Account Balances
                         ---------------------------

      7.1. GENERAL. Subject to this Section 7 and Section 8 (relating to Change in Control), a Participant's Accounts shall be distributed in accordance with the Participant's Deferral Election as soon as practicable following the date on which the distribution is to be made. If a Participant has not elected a form of payment, or such election is ineffective because it does not comply with the requirement of Section 4 and this Section 7, then distribution of the Participant's Accounts shall be made in the form of a lump sum payment. Likewise, if a Participant has not elected a time of payment, or such election is ineffective because it does not comply with the requirement of Section 4 and this Section 7, then payment shall be made to the Participant as soon as practicable following the Participant's Termination Date.

      7.2. DISTRIBUTION ELECTION. A Participant's Deferral Election shall specify the manner (including the time and form of distribution) in which the Participant's Accounts shall be distributed, subject to such restrictions and limitations as may be imposed by the Committee.

      7.3. DETERMINATION OF VESTED INTEREST. A Participant shall at all times have a nonforfeitable interest in his or her Accounts under the Plan.

      7.4. TERMINATION DATE. A Participant's "Termination Date" shall be the date on which the first of the following events occurs:

      (a) RETIREMENT. The Participant retires or is retired from the employ of the Affiliated Companies on or after the first day of the month coincident with or next following the date on which he attains age 55 years.

      (b) DISABILITY RETIREMENT. The Participant retires or is retired from the employ of the Affiliated Companies at any age because of permanent disability. A Participant will be considered permanently disabled for purposes of the Plan if, on account of physical or mental disability, he is no longer capable of performing the duties assigned to him by any Affiliated Company and in the opinion of a physician selected by the Committee, such disability is likely to be permanent and continuous during the remainder of the Participant's lifetime.

      (c)   DEATH.  The Participant's death.

      (d) RESIGNATION OR DISMISSAL. The Participant resigns or is dismissed from the employ of the Affiliated Companies before retirement in accordance with paragraphs (a) or (b) above.

      7.5. BENEFICIARY. Subject to the terms of the Plan, any benefits payable to a Participant under the Plan that have not been paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the foregoing provisions of the Plan, to the Participant's Beneficiary. The term "Beneficiary" shall mean the Participant's surviving spouse. However, if the Participant is not married, or if the Participant is married but his spouse consents to the designation of a person other than the spouse, the term Beneficiary shall mean such person or persons as the Participant designates to receive of his Accounts upon his death. Such designation may be made, revoked or changed (without the consent of any previously-designated Beneficiary except his spouse) only by an instrument signed by the Participant and received by the Committee prior to his death. A spouse's consent to the designation of a Beneficiary other than the spouse shall be in writing, shall acknowledge the effect of such designation, shall be witnessed by a Plan representative or a notary public and shall be effective only with respect to such consenting spouse. For purposes of the Plan, "spouse" means the person to whom the Participant is legally married at the relevant time. Notwithstanding the foregoing provisions of this subsection 7.5, no spousal consent to the designation of a person other than, or in addition to, the spouse as Beneficiary shall be required if (i) the Participant and his spouse are legally separated or the Participant has been abandoned (under applicable state law) and the Participant has a court order to that effect or (ii) it is established to the satisfaction of the Committee that the spouse's consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances (as may be prescribed in Treasury regulations under Code section 401(a)(11)) in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant failed to designate a beneficiary, or if the designated Beneficiary of a deceased Participant dies before him or before complete payment of the Participant's benefits, the amounts shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and his or her designated Beneficiary.

      7.6. DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding the provisions of this Section 7, if, in the Committee's opinion, a Participant or Beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that payment be made to a relative or friend of such person for his or her benefit until claim is made by a conservator or other person legally charged with the care of his or her person or his or her estate, and such payment shall be in lieu of any such payment to such Participant or Beneficiary. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his or her estate.

      7.7. BENEFITS MAY NOT BE ASSIGNED. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt of the amounts, if any, payable hereunder, or any part hereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for payment of any debts, judgements, alimony or separate maintenance owed by the Participant or any other person, or be transferred by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

      7.8. OFFSET. Notwithstanding the provisions of subsection 7.7, if, at the time payments are to be made under the Plan, the Participant or Beneficiary or both are indebted or obligated to any Affiliated Company, then the payments remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness, or obligation, provided, however, that an election by the Committee not to reduce any such payment shall not constitute a waiver of the claim for such indebtedness or obligation.

      7.9. WITHDRAWAL ELECTION. Subject to the requirements of this subsection 7.9, a Participant may elect, at any time, to withdraw all or any portion of his or her vested Accounts, less a withdrawal penalty equal to 10 percent of such amount (the net amount shall be referred to as the "Withdrawal Amount"). The Participant shall make this election by giving the Committee advance written notice of the withdrawal election in a form determined from time to time by the Committee. The Participant shall be paid the Withdrawal Amount within 60 days of his or her election. The minimum amount of any such Withdrawal Amount shall be $9,000 ($10,000 prior to the 10 percent penalty). Once the Withdrawal Amount is paid, the Participant shall not be eligible to make any further Deferral Elections with respect to either Bonus or Eligible Compensation under the Plan until at least twelve months after the date on which the Withdrawal Amount is paid; provided that such subsequent Deferral Election shall be effective only if it is made during the applicable Annual Election Period commencing immediately prior to the Plan Year in which the Deferral Election is to take effect. For example, if a Participant is paid a Withdrawal Amount on April 20, 1999, then deferral of Eligible Compensation may not resume until April 20, 2000; such deferral will resume as of that date only if the Participant has made the appropriate election under subsection 4.1(a) during the Eligible Compensation Annual Election Period beginning on December 1, 1999 and ending on December 15, 1999. Similarly, as a result of the payment of the Withdrawal Amount on April 20, 1999, no portion of any Bonus payable to the Participant during the period beginning on April 20, 1999 and ending on April 19, 2000 may be deferred, and any Bonus to be paid during the 2000 Plan Year on or after April 20, 2000 may be deferred only if the Participant has made the appropriate election under subsection 4.1(b) during the Bonus Annual Election Period beginning on June 15, 1999 and ending on June 30, 1999.


                                  SECTION 8
                                  ---------

                              Change in Control
                              -----------------


      8.1. DISTRIBUTION ON CHANGE IN CONTROL. Each Deferral Election shall be automatically revoked as of the date on which a Change in Control occurs, no new Deferral Election shall be accepted for any date after the date of a Change in Control, and no supplemental amounts will be credited to a Participant's Account under Section 5 after the date of a Change in Control. Notwithstanding the foregoing, core award amounts attributable to Eligible Compensation and Bonus payable to a Participant for that portion of the Plan Year ending on the date of the Change in Control, which core award amount would, but for the Change in Control, have been credited to the Participant's Core Award Account under subsection 6.5 as of the Accounting Date coincident with or next following the last day of the Plan Year, shall be credited to the Participant's Core Award Account as of the Accounting Date coincident with the date of the Change in Control as if such Accounting Date were the last day of the Plan Year. Upon the occurrence of a Change in Control, each Participant or, if applicable, the Beneficiary designated by the Participant shall receive a lump sum distribution equal to the Participant's Account balances determined as of the Accounting Date coincident with the date of the Change in Control (after all adjustments then required by the Plan have been made). Such distributions shall be made to Participants regardless of any elections that may otherwise be applicable to them under the Plan, and shall be made as soon as practicable after the date of such Change in Control, but in no event later than 60 days after the occurrence of such Change in Control. Payments under this subsection 8.1 shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant's Account balance is determined for purposes of payment under this subsection.

      8.2. CHANGE IN CONTROL DEFINITION. For purposes of the Plan, the term "Change in Control" means the first to occur of the following events:

      (a) any person or group of commonly controlled persons other than JMB Realty Corporation or any of its affiliated or associated entities owns or controls, directly or indirectly, fifty percent (50%) or more of the voting control or value of the capital stock of the REIT; or

      (b) any person or group of commonly controlled persons other than JMB Realty Corporation or any of its affiliated or associated entities owns or controls, directly or indirectly, twenty percent (20%) or more of the voting control or value of the capital stock of the REIT and such ownership or control percentage is greater than the then ownership or control percentage of JMB Realty Corporation and all of its affiliated or associated entities.


                                  SECTION 9
                                  ---------

                         Source of Benefit Payments
                         --------------------------

      9.1. LIABILITY FOR BENEFIT PAYMENTS. Subject to the provisions of this Section 9, the Affiliated Company that is the Employer of a Participant shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to the deferral of compensation or supplemental benefits based on compensation otherwise payable by that Employer to the Participant. Any disputes relating to liability of an Affiliated Company for benefit payments shall be resolved by the Committee. The amount of any benefit payable under the Plan will be paid from the general assets of the applicable Employer or from one or more trusts, the assets of which are subject to the claims of the applicable Employer's general creditors. Such amounts payable shall be reflected on the accounting records of the Employer but shall not be construed to create, or require the creation of, a trust, custodial or escrow account.

      9.2. NO GUARANTEE. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of any of the Affiliated Companies whatsoever, including, without limitation, any specific funds, assets, or other property which the Affiliated Companies in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of any of the Affiliated Companies. Nothing contained in the Plan shall constitute a guarantee by any of the Affiliated Companies that the assets of the Affiliated Companies shall be sufficient to pay any benefits to any person. Neither a Participant or Beneficiary of a Participant shall acquire any interest greater than that of an unsecured creditor.

                                 SECTION 10
                                 ----------

                                  Committee
                                  ---------

      10.1. POWERS OF COMMITTEE. Responsibility for the day-to-day administration of the Plan shall be vested in such persons as the Committee designates. The authority to control and manage all other aspects of the operation and administration of the Plan shall be vested in the Committee. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

      10.2. DELEGATION BY COMMITTEE. The Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

      10.3. INFORMATION TO BE FURNISHED TO COMMITTEE. The Affiliated Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Affiliated Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

      10.4. LIABILITY AND INDEMNIFICATION OF COMMITTEE. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Affiliated Companies against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

      10.5. ACTION BY COMMITTEE. All actions of the Committee shall be taken by majority vote of its members or by unanimous written consent. The determination of the Committee on matters within its authority shall be final, conclusive and binding on the Affiliated Companies and all other persons.

                                 SECTION 11
                                 ----------

                          Amendment and Termination
                          -------------------------

      The Board of Directors of the REIT may, at any time, amend or terminate the Plan, subject to the following:

      (a) Subject to the following provisions of this Section 11, no amendment or termination may materially adversely affect the rights of any Participant or Beneficiary under the Plan.

      (b) The Committee may revoke Participants' rights to defer Eligible Compensation or Bonus and to be credited with supplemental benefits under the Plan.

      (c) The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant. The Committee may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan and eliminate all future deferrals and supplemental benefits under the Plan, thereby terminating the Plan.

      (d) The Committee may modify or eliminate any Investment Benchmark alternative, except that any such modification or elimination may not modify or eliminate the Investment Benchmark with respect to periods prior to the adoption of the amendment; provided that in all events, Investment Benchmarks comparable to an equity fund, bond fund, and money market fund will always be offered.

      (e) Notwithstanding any other provision of the Plan to the contrary, the Committee may not delegate its rights and responsibilities under this Section 11; provided, however, that, the Board of Directors of the REIT may, from time to time, substitute itself, or another committee of the Board, for the Committee under this Section 11.

IN WITNESS WHEREOF, Urban Shopping Centers, Inc., has caused this Plan to be executed by its duly authorized officer this ______, day of _________, 1998.

                        Urban Shopping Centers, Inc.

                        By:   _________________________

                        Its:  _________________________